Exhibit 10.11

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) dated JULY 12, 2022, is made by and among MHP PURSUITS LLC, a North Carolina limited liability company (the “Assignor”), and RED FOX MHP LLC, a North Carolina limited liability company (the “Assignee”), and provides as follows:

RECITALS

A. Pursuant to that certain Purchase and Sale Agreement dated as of on or about FEBURARY 11, 2022 (the “Purchase Agreement”), by and among Assignor, and HAROLD ALLEN and BRENDA ALLEN (the “Sellers”). Assignor agreed to purchase from Sellers certain Property (as defined in the Purchase Agreement) owned by Seller, located in Haywood County, North Carolina, +/- 8.97 acres and 51 Manufactured Homes located at 26 Shelton Road, Clyde, NC, and said Property is more particularly described in the Purchase and Sale Agreement (“PSA”), a copy of which is attached hereto as Exhibit A, and by this reference made a part hereof.

B. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, as more particularly described below, all of Assignor’s rights and obligations pursuant to the Purchase Agreement relating to the Property.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Assignment, shall have the same meanings as those given in the Purchase Agreement.

2.  Assignment. Assignor hereby transfers, assigns and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement, including, but not limited to, the Earnest Money, and delegates to Assignee all of its duties and obligations and liabilities in, to and under the PSA.

3. Assumption and Acceptance. Assignee hereby accepts the assignments as aforesaid, and assumes and agrees to perform the duties, obligations and liabilities of Assignor under the Purchase Agreement as set forth therein assumed by Assignee pursuant to this Assignment.

4. Entire Agreement. This Assignment embodies the entire agreement of Assignor, and Assignee with respect to the subject matter of this Assignment and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Assignment. This Assignment may be modified only by a written instrument duly executed by Assignor and Assignee.

5. Binding Effect. The terms and provisions of this Assignment will inure to the benefit of, and will be binding upon, the heirs, executors, personal representatives, successors and assigns of Assignor and Assignee.

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SIGNATURE PAGE TO ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Its:	CIO

ASSIGNEE:

REX FOX MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties Inc., a Nevada corporation

By:	/s/ Jay Wardlaw III
Name:	Jay Wardlaw III
Title:	President

EXHIBIT A

PURCHASE AND SALE AGREEMENT

(See attached.)

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